UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2023 (November 15, 2023)

Trinity Place Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08546	22-2465228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

340 Madison Avenue, New York, New York 10173

(Address of Principal Executive Offices) (Zip Code)

(212) 235-2190

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value Per Share	TPHS	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, (i) on August 24, 2023, Trinity Place Holdings Inc. (the “Company”) entered into forbearance agreements with the lenders under each of the (x) Amended and Restated Mezzanine Loan Agreement (the “Mezzanine Loan Agreement”), dated as of December 22, 2020, by and among the Company subsidiary borrower and TPHS Lender II LLC (the “Mezzanine Lender”) and administrative agent thereunder and (y) Credit Agreement, dated as of December 19, 2019, by and between the Company, as borrower, certain of its subsidiaries as guarantors, and TPHS Lender LLC (the “CCF Lender”), as initial lender and administrative agent (the “CCF”), pursuant to which each of the Mezzanine Lender and CCF Lender agreed to forbear from exercising its rights and remedies with respect to certain specified defaults for a forbearance period ending on December 31, 2023, unless earlier terminated as a result of certain termination events, including the institution of foreclosure proceedings by the 77 Mortgage Lender or the exercise of other remedies under the 77 Mortgage Loan Agreement (both as defined below); and (ii) on September 6, 2023, the Company and its subsidiary borrower (the “77 Mortgage Borrower”) under the Master Loan Agreement, dated as of October 22, 2021 (as amended, the “77 Mortgage Loan Agreement”), by and between the 77 Mortgage Borrower and Macquarie PF Inc., as lender and administrative agent (the “77 Mortgage Lender”), entered into a forbearance agreement effective as of September 1, 2023, which among other things, tolled the requirement for the 77 Mortgage Borrower to make payments under the 77 Mortgage Loan Agreement, including, without limitation, interest payments due on September 1, 2023 and principal and interest payments due at maturity (October 23, 2023), until November 15, 2023.

On November 16, 2023, the 77 Mortgage Lender sent a notice of demand to the 77 Mortgage Borrower, reserving all rights, stating that the entire amount of the indebtedness under the 77 Mortgage Loan Agreement that is due and payable as of such date is $104,119,299 and that default interest (the contract rate plus 5%) is accruing.

If the 77 Mortgage Lender were to institute foreclosure proceedings or exercise other remedies, the forbearance agreements with the Mezzanine Lender and the CCF Lender would terminate and those lenders would be entitled to exercise remedies in accordance with and subject to the terms of the Mezzanine Loan Agreement, the CCF and any intercreditor agreement between the 77 Mortgage Lender and the Mezzanine Lender, respectively, with respect to the events of default thereunder. Additionally, in the event of an event of default under the Mezzanine Loan Agreement, the interest rate would increase by 5%, and in the case of an event of default under the CCF, the interest rate would increase by 2%, unless waived by the respective lenders.

In connection with the 77 Mortgage Loan Agreement, the Company entered into guarantees with the 77 Mortgage Lender pursuant to which the Company guaranteed the completion and payment of costs and expenses related to the construction; the payment of accrued and unpaid interest and other fees, costs, expenses and payments due and payable with respect to the loan under the 77 Mortgage Loan Agreement (the “77 Mortgage Loan”) or 77 Greenwich; and the payment when due of any amounts due to 77 Mortgage Lender, pursuant to “bad-boy” provisions contained in the 77 Mortgage Loan Agreement. The 77 Mortgage Borrower and the Company also entered into an environmental compliance and indemnification undertaking for the benefit of 77 Mortgage Lender. In connection with the Mezzanine Loan Agreement, the Company entered into a completion guaranty, carry guaranty, equity funding guaranty, recourse guaranty and environmental indemnification undertaking substantially similar to the Company’s existing guarantees made to the 77 Mortgage Lender in connection with the 77 Mortgage Loan Agreement.

As previously disclosed, the Company and its lenders are in discussions with respect to additional forbearance and a restructuring and extension of the 77 Mortgage Loan. There are no assurances that the Company will reach an agreement with the lenders with respect to these matters, that the 77 Mortgage Lender will not proceed against collateral, that the Company will be able to retain its equity in the 77 Greenwich property, or that the other lenders will not exercise any of their respective rights and remedies in connection with events of default at a time when forbearance is not in place under the applicable loan documents.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events and are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include the risks and uncertainties, as well as the factors described in more detail in the Company’s most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date hereof, and the Company assumes no obligation to update any forward-looking statements, whether as a result of new information, subsequent events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY PLACE HOLDINGS INC.

Date: November 21, 2023	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer